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                                                                    Exhibit 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of The News Corporation Limited of our report dated February 14, 2000, except as to Note 10 which is as of March 20, 2000, relating to the consolidated financial statements, which appears in the BHC Communications, Inc. Annual Report to Shareholders which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, NY
December 4, 2000